UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2022

LSI INDUSTRIES INC.
(Exact name of Registrant as Specified in its Charter)

Ohio	01-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LYTS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item5.02.    Other Events.

On August 17, 2022 the Board of Directors of LSI Industries Inc. (“LSI”) elected Ernest W. Marshall, Jr. to the Board effective immediately. He also was appointed as a member of the Compensation Committee.

Mr. Marshall, age 53, has served as the Executive Vice President and Chief Human Resources Officer at Eaton Corporation located in Cleveland, Ohio since July 2018. He was Vice President of Human Resources of GE Aviation at the General Electric Company from August 2013 to April 2018. Mr. Marshall has served as a director of Republic Bancorp (Nasdaq: RBCAA) since 2020.

Mr. Marshall will receive compensation for his service to LSI’s Board according to LSI’s director compensation program for non-employee directors as described in LSI’s proxy materials for its 2021 Annual Meeting of Shareholders.

On August 19, 2022 LSI issued a press release related to Mr. Marshall’s election. The press release is attached to this report as Exhibit 99.1.

Item 8.01     Other Events

On August 17, 2022 the Company issued a press release reporting financial results for the fiscal fourth quarter and full year ended June 30, 2022. The press release incorrectly states on page 6 that the Company will pay its quarterly dividend on September 7, 2022. The Company hereby amends and corrects this disclosure by confirming that the Company shall pay the dividend on September 6, 2022, not September 7, 2022 to shareholders of record as of August 29, 2022.

Item9.01    Financial Statements and Exhibits.

(d)	Exhibits

ExhibitNo.	Description

99.1	LSI Press Release dated August 19, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI INDUSTRIES INC.

BY : /s/ Thomas A. Caneris
Thomas A. Caneris
Executive Vice President –Human Resources and General Counsel
Dated August 19, 2022